EXHIBIT 32.1

CERTIFICATIONS

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Ampio Pharmaceuticals, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company, certifies to his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 906), that:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Report.

/s/ Michael A. Martino
Michael A. Martino
Chief Executive Officer

/s/ Daniel G. Stokely
Daniel G. Stokely
Chief Financial Officer

Date: March 27, 2024